Exhibit  16.  Letter  of  BDO  Seidman,  LLP
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                                   August 7, 2001


Securities and Exchange Commission
450  5th  Street  N.W.
Washington,  D.C.  20549

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 1, 2001, to be filed by our former client CardioTech International, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                                     Very  truly  yours,

                                                     /s/  BDO  Seidman,  LLP

                                                     BDO  Seidman,  LLP


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